                                                                               .
                                                                               .
                                                                               .
                                                                      EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                                             Year Ended December 31,
                                                         -----------------------------------------------------
                                                           2003                         2002            2001
                                                         --------                     --------         -------
                                                                (In thousands except per share amounts.)

Basic Earnings per Share

Average shares outstanding                                 77,696                       79,926          82,539
                                                         ========                     ========         =======
Income available to common shareholders                  $131,134                     $112,018         $98,463
                                                         ========                     ========         =======
Basic Earnings per Share                                 $   1.69                     $   1.40         $  1.19
                                                         ========                     ========         =======
Diluted Earnings per Share

Average common shares outstanding                          77,696                       79,926          82,539
Effect of dilutive stock options                              468                          555             440
                                                         --------                     --------         -------
Average diluted shares outstanding                         78,164                       80,481          82,979
                                                         ========                     ========         =======
Income available to common shareholders                  $131,134                     $112,018         $98,463
                                                         ========                     ========         =======
Diluted Earnings per Share                               $   1.68                     $   1.39         $  1.19
                                                         ========                     ========         =======